Exhibit 99.1

For Immediate Release
Phoenix Technologies Ltd. Reports Q3 2007 Results
-Revenue Up 39%, Gross Margin Up 56% from Second Quarter-
MILPITAS, CA: July 19, 2007 — Phoenix Technologies Ltd. (NASDAQ: PTEC) today reported its fiscal 2007 third quarter financial results.
Net revenues for the three months ended June 30, 2007 were $12.6 million, consisting of $10.7 million of license revenue and $1.9 million of services revenue. These results compare to net revenues of $9.1 million reported in the second quarter of fiscal 2007 and $10.5 million in the same period one year ago.
The Company reported gross margin of $10.2 million in the quarter ended June 30, 2007, compared to $6.6 million for the second fiscal quarter. The Company’s June quarter operating expenses were $11.4 million, reduced by 8% from $12.3 million for the March quarter, and reduced by over 50% from $23.2 million for the quarter ended June 30, 2006.
The Company’s net cash flow from operating activities for the quarter ended June 30, 2007 was $4.4 million, which compared to deficit cash flows from operating activities of ($0.5) million for the quarter ended March 31, 2007 and of ($6.6) million for the quarter ended June 30, 2006.
The Company also announced that its deferred revenue balance was $11.7 million at June 30, 2007 compared to $9.8 million at March 31, 2007, an increase of $1.9 million. Cash and short-term investments as of June 30, 2007 were $58.8 million compared to $51.1 million at March 31, 2007, an increase of $7.7 million.
On a GAAP basis, the net loss in the third quarter of fiscal 2007 was ($1.8) million, or ($0.07) per share, compared to a net loss of ($6.0) million, or ($0.23) per share, for the second quarter of fiscal 2007 and a net loss of ($18.6) million, or ($0.73) per share, for the third quarter of fiscal 2006.
On a non-GAAP basis, in the third quarter of fiscal 2007, Phoenix reported a net loss of ($0.6) million, or ($0.02) per share, an improvement of $2.9 million or $0.12 per share, from the net loss of ($3.5) million, or ($0.14) per share, that the Company had reported for the second quarter of fiscal 2007. In the third quarter of 2006 the non-GAAP net loss was ($14.6) million, or ($0.58) per share.
Total non-GAAP adjustments in the third quarter of fiscal year 2007 were $1.2 million, compared to $2.5 million of non-GAAP adjustments in the second quarter of fiscal year 2007. The adjustments in the current quarter consist principally of non-cash stock compensation expense as required according to Statement of Financial Accounting Standards (SFAS 123R). These non-GAAP adjustments are more fully described in the reconciliation between net loss on a GAAP basis and non-GAAP net loss provided in the financial statements which accompany this press release.
“This has been a true turnaround quarter for Phoenix Technologies. We announced important new customer wins, and achieved significant positive cash flow from operations, well in advance of the goals we announced last November. We have demonstrated that we are able to secure new sales agreements with major customers who had previously purchased fully paid-up licenses, and with the benefit of these new contracts, we believe we are now well on the way towards achieving profitable operations in the near future,” said Woody Hobbs, president and chief executive officer of Phoenix Technologies. “Standby for exciting things to come from our R&D and Services Groups!”
Conference Call
The Company will conduct its regularly scheduled financial announcement conference call on Thursday, July 19, 2007 at 5:30 a.m. PDT. Investors are invited to listen to a live audio web cast of the quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available two hours after the conclusion of the call and will be available for 30 calendar days. Alternatively investors can listen to the conference call via telephone at: 800-500-0311 (U.S/Canada) or 719-457-2698 (international). An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Tuesday, July 24, 2007. The audio replay can be accessed by dialing 888-203-1112 (U.S./Canada) or 719-457-0820 (international) and entering conference call ID 2644794.
About Phoenix Technologies
Phoenix Technologies Ltd. (NASDAQ: PTEC) is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The Company established industry leadership with its original BIOS product in 1983, and today has 154 technology patents, has shipped in over one billion systems, and continues to ship in over 125 million new systems each year. The company’s breakthrough solution, SecureCore, enables hardware vendors to bring secure devices to market with the latest advances in Microsoft operating systems. The PC industry’s top builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions to help them accelerate time to market, differentiate products and increase profits. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit www.phoenix.com.
Phoenix, Phoenix Technologies, and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.
Safe Harbor:
With the exception of historical information, the statements set forth above include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s business prospects and development intentions. These statements involve risk and uncertainties, including: our ability to maintain sufficient liquidity to operate our business; our ability to increase the number of volume purchase agreements and pay-as-you-go arrangements with customers; the sufficiency of our recently announced restructuring programs; our dependence on certain key customers; our ability to attract and retain key personnel; market demand for our products; our ability to protect our patents and intellectual property; our ability to defend against third party infringement claims, other litigation and contingent liabilities; and risks relating to operating internationally. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this document are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Investor Inquiry Contacts:
Richard Arnold
Executive Vice President,
Strategy and Corporate Development

Chief Financial Officer
Tel. +1 408 570 1256
E-mail: investor_relations@phoenix.com
Erica Mannion, Sapphire Investor Relations, LLC
Tel. +1 212 766 1800
E-mail: emannion@sapphireinvestorrelations.com
SOURCE: Phoenix Technologies Ltd.

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30,	September 30,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$58,754	$34,743
Marketable securities	—	25,588
Accounts receivable, net of allowances	5,202	8,434
Prepaid royalties and maintenance	25	111
Other current assets	3,512	4,052

Total current assets	67,493	72,928
Property and equipment, net	2,842	4,247
Purchased technology and Intangible assets, net	542	1,458
Goodwill	14,433	14,433
Other assets	800	2,094

Total assets	$86,110	$95,160

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$896	$3,072
Accrued compensation and related liabilities	3,280	3,844
Deferred revenue	11,730	7,584
Income taxes payable	10,321	9,041
Accrued restructuring charges — current	570	3,287
Other accrued liabilities	2,326	3,605

Total current liabilities	29,123	30,433
Accrued restructuring charges — noncurrent	696	1,166
Other liabilities	2,735	3,385

Total liabilities	32,554	34,984
Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	200,596	191,519
Retained earnings	(54,640)	(38,899)
Accumulated other comprehensive loss	(756)	(800)
Less: Cost of treasury stock	(91,678)	(91,678)

Total stockholders’ equity	53,556	60,176

Total liabilities and stockholders’ equity	$86,110	$95,160

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months ended June 30,		Nine Months ended June 30,
	2007	2006	2007	2006
Revenues:
License fees	$10,678	$9,047	$26,077	$48,943
Services fees	1,902	1,403	5,275	3,208

Total revenues	12,580	10,450	31,352	52,151
Cost of revenues:
License fees	201	1,540	693	4,088
Services fees	1,811	2,729	5,768	7,943
Amortization of purchased technology	333	1,142	916	2,818

Total cost of revenues	2,345	5,411	7,377	14,849
Gross Margin	10,235	5,039	23,975	37,302
Operating expenses:
Research and development	5,204	5,858	14,056	17,735
Sales and marketing	2,554	9,548	9,399	28,258
General and administrative	3,615	5,896	12,254	16,025
Amortization of acquired intangible assets	—	17	—	52
Restructuring	(14)	1,887	3,082	1,887

Total operating expenses	11,359	23,206	38,791	63,957

Loss from operations	(1,124)	(18,167)	(14,816)	(26,655)
Interest and other income, net	479	440	1,514	1,325

Loss before income taxes	(645)	(17,727)	(13,302)	(25,330)
Income tax expense	1,129	833	2,439	4,318

Net loss	$(1,774)	$(18,560)	$(15,741)	$(29,648)

Loss per share:
Basic and Diluted	$(0.07)	$(0.73)	$(0.61)	$(1.18)
Shares used in loss per share calculation:
Basic and Diluted	26,001	25,333	25,719	25,152
See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended			Nine months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2007	2007	2006	2007	2006
Cash flows from operating activities:
Net loss	$(1,774)	$(5,956)	$(18,560)	$(15,741)	$(29,648)
Reconciliation to net cash provided by (used in) operating activities:
Depreciation and amortization	932	827	1,769	2,644	4,825
Stock-based compensation	1,169	1,604	1,113	3,924	3,881
Loss from disposal of fixed assets	24	(1)	4	51	2
Deferred income tax	—	—	790	—	790
Change in operating assets and liabilities:
Accounts receivable	1,629	(889)	6,454	3,232	11,451
Prepaid royalties and maintenance	18	25	1,000	86	2,088
Other assets	745	1,001	(879)	1,835	232
Accounts payable	(618)	55	(54)	(2,177)	274
Accrued compensation and related liabilities	162	(235)	245	(874)	489
Deferred revenue	1,924	4,673	1,097	4,148	1,254
Income taxes	938	271	(1,622)	1,281	(954)
Accrued restructuring charges	(910)	(1,206)	1,665	(3,186)	1,519
Other accrued liabilities	139	(707)	345	(1,618)	(650)

Net cash provided by (used in) operating activities	4,378	(538)	(6,633)	(6,395)	(4,447)

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	2,779	63,806	77,326	114,714	235,750
Purchases of marketable securities	—	(41,100)	(71,830)	(89,125)	(228,529)
Purchases of property and equipment	(274)	(12)	(275)	(373)	(1,482)
Acquisition of businesses, net of cash acquired	—	—	—	—	(500)

Net cash provided by investing activities	2,505	22,694	5,221	25,216	5,239

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	3,582	1,007	1,115	5,154	3,206
Repurchase of common stock	—	—	(212)	—	(1,205)

Net cash provided by financing activities	3,582	1,007	903	5,154	2,001

Effect of changes in exchange rates	(4)	4	56	36	56

Net increase in cash and cash equivalents	10,461	23,167	(453)	24,011	2,849
Cash and cash equivalents at beginning of period	48,293	25,126	31,107	34,743	27,805

Cash and cash equivalents at end of period	$58,754	$48,293	$30,654	$58,754	$30,654

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND
NET LOSS PER SHARE
(in thousands, except per share data)
(unaudited)

		Three months ended June 30,		Three months ended March 31,
		2007	2006	2007	2006
	GAAP net loss	$(1,774)	$(18,560)	$(5,956)	$(3,165)
(1)	Equity-based compensation expense under SFAS 123(R)	1,169	1,242	1,568	1,363
(2)	Restructuring	(14)	1,887	885	—
(3)	Severance and other related cost	—	855	—	—
	Non-GAAP net loss	$(619)	$(14,576)	$(3,503)	$(1,802)

	Non-GAAP loss per share:
	Basic and diluted	$(0.02)	$(0.58)	$(0.14)	$(0.07)
	Shares used in loss per share calculation:
	Basic and diluted	26,001	25,333	25,686	25,111
These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations. The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation, restructuring, and severance cost provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded from non-GAAP financial results since it is a non-cash based charge. Restructuring and severance costs are excluded from non-GAAP financial results since these are infrequent and non-recurring and therefore may not be considered directly related to our on-going business operations. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.
(1)	This number represents non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123(R) beginning October 1, 2005. For the three months ending June 30, 2007, non-cash equity-based compensation was $1.2 million, allocated as follows: $ 0.1 million to cost of goods sold, $0.4 million to research and development, $0.2 million to sales and marketing and $0.5 million to general and administrative. For the three months ending June 30, 2006, non-cash equity-based compensation was $1.2 million, allocated as follows: $0.1 million to cost of goods sold, $0.2 million to research and development, $0.5 million to sales and marketing and $0.4 million to general and administrative. For the three months ending March 31, 2007, non-cash equity-based compensation was $1.6 million, allocated as follows: $ 0.1 million to cost of goods sold, $0.3 million to research and development, $0.2 million to sales and marketing and $1.0 million to general and administrative. For the three months ending March 31, 2006, non-cash equity-based compensation was $1.4 million, allocated as follows: $0.1 million to cost of goods sold, $0.3 million to research and development, $0.5 million to sales and marketing and $0.5 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123(R) are reflected in net income.

(2)	The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to formal restructuring plans approved by the Board of Directors in June 2006, in September 2006, and November 2006. For the three months ending June 30, 2007, no restructuring costs were incurred, and the Company paid all remaining obligations for severance and benefits and costs of exiting and terminating facility lease commitments related to the formal restructuring plans approved by the Board of Directors in June 2006, in September 2006, and November 2006. For the three months ending June 30, 2006, restructuring costs were $1.9 million. Severance and benefits totaled $1.8 million, and costs related to exiting and terminating one facility lease totaled $0.1 million. For the three months ending March 31, 2007, restructuring costs were $0.9 million. While costs related to terminating facility leases totaled $1.0 million, the Company also decreased the September and November 2006 restructuring reserves by $0.1 million due to a revised projection of outplacement and health insurance benefits liability. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past operational performance. The net loss for the three months ended March 31, 2006 did not include restructuring expenses.

(3)	For the three months ending June 30, 2006, the Company had incurred severance and benefits cost of $0.9 million related to the voluntary termination of the Company’s prior Chairman and Chief Executive Officer, Albert E. Sisto. The Company believe that these items do not reflect expected future operating expenses nor does that Company believe that they provide a meaningful evaluation of current versus past operational performance. Net income for the three months ended June 30, 2007 and March 31, 2007 did not include similar expenses.